SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of Earliest Event Reported): November 12, 2003



                              TARRANT APPAREL GROUP
               (Exact Name of Registrant as Specified in Charter)




         CALIFORNIA                   0-26430                  95-4181026
(State or Other Jurisdiction        (Commission             (I.R.S. Employer
      of Incorporation)             File Number)            Identification No.)





            3151 EAST WASHINGTON BOULEVARD
                LOS ANGELES, CALIFORNIA                       90023
       (Address of Principal Executive Offices)             (Zip Code)




                                 (323) 780-8250
              (Registrant's Telephone Number, Including Area Code)

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

         Effective November 12, 2003, the Board of Directors (the "Board") of Tarrant Apparel Group, a California corporation (the "Company") authorized and declared a dividend of one right (a "Right") for each issued and outstanding share of the Common Stock, no par value (the "Common Stock") of the Company. The dividend is payable to the shareholders of record on December 12, 2003 (the "Record Date"). All Rights are issued pursuant to, and will be subject to the terms and conditions of, the Rights Agreement between the Company and Computershare Trust Company, as Rights Agent, dated as of November 21, 2003 (the "Rights Agreement"). The Company issued a press release announcing declaration of the dividend on November 21, 2003, a copy of which is attached as Exhibit
99.1 hereto and is incorporated herein by reference.

         Each Right, when exercisable, will entitle the registered holder thereof to purchase from the Company one one-thousandth (1/1000th) of a share of the Series B Preferred Stock, no par value, of the Company (the "Preferred
Stock") at a Purchase Price of $25.00 per one one-thousandth (1/1000th) of a share of Preferred Stock (the "Purchase Price"), subject to certain adjustments.

         The following summary of the principal terms of the Rights Agreement is a general description only and is subject to the detailed terms and conditions of the Rights Agreement. A copy of the Rights Agreement is attached hereto as
Exhibit 4.4 and is incorporated herein by reference.

EXERCISE OF RIGHTS

         The Rights will initially be represented by the certificates evidencing the Common Stock and will not be exercisable, or transferable apart from the Common Stock, until the earliest to occur of (i) the tenth day after the acquisition by a person or group of affiliated or associated persons (other than an Exempt Person or, in certain cases, a Permitted Holder) of beneficial ownership of 15% or more of the outstanding Common Stock; PROVIDED, that if within that ten-day period the Acquiring Person reduces its beneficial ownership to less than 15%, then it shall be deemed not to be an Acquiring Person and the Stock Acquisition Date (as defined below) shall be deemed not to have occurred;
(ii) the tenth day after the commencement of a tender or exchange offer the consummation of which would result in the beneficial ownership by a person or group of affiliated or associated persons of 15% or more of the outstanding Common Stock; PROVIDED, that if within that ten day period the person withdraws the tender or exchange offer, then such offer shall be deemed not to have been made; (iii) the tenth day after the date of filing of a registration statement for any such exchange offer under the Securities Act of 1933, as amended, and
(iv) the tenth day after the date on which the Board declares any person or group of affiliated or associated persons which beneficially owns 10% or more of the outstanding Common Stock to be an "Adverse Person" (as described below) (the earliest of these dates is referred to as the "Distribution Date"). Under the Rights Agreement, any person or group described in items (i) or (iv) above is referred to as an "Acquiring Person," and the date upon which a person or group first becomes an Acquiring Person is referred to as the "Stock Acquisition Date."

         An "Adverse Person" is any person or group of affiliated or associated persons (other than an Exempt Person and a Permitted Holder) beneficially owning 10% or more of the outstanding Common Stock, if the Board determines (i) that the person or group is holding the shares of Common Stock in order to cause the Company to repurchase their Common Stock or to take any other actions intended to provide them with short-term financial gain, in circumstances where the Board determines that the actions to be taken are not in the best long-term interests of the Company or its shareholders, or (ii) that beneficial ownership of the Common Stock by the person or group is causing or reasonably likely to cause a material adverse impact on the business or prospects of the Company.

         An "Exempt Person" is defined as the Company, a subsidiary of the Company, an employee benefit plan of the Company, or any of its subsidiaries, and, subject to certain conditions, Gerard Guez, Todd Kay, and the Nacif Group, which consists of Kamel Nacif Borge, and/or Jamil Textil, S.A. de C.V. and/or Rosa Lisette Nacif Benavides and each of their Affiliates and/or Associates (as defined in the Rights Agreement), whether or not acting together.

         A "Permitted Holder" shall mean a Person who acquires beneficial ownership of the Common Stock of the Company pursuant to a Permitted Acquisition; PROVIDED, HOWEVER, a Permitted Holder shall remain a Permitted Holder so long as the aggregate beneficial ownership of Common Stock held by such Person does not exceed that number of shares of Common Stock held by such Person immediately following the Permitted Acquisition pursuant to which such Person became a Permitted Holder (reduced by the number of shares of Common Stock from time to time disposed of by such Person) plus a number of additional shares of Common Stock equal to 1% of the then outstanding shares of Common Stock of the Company; PROVIDED, HOWEVER, any shares of Common Stock issued or issuable to a Permitted Holder pursuant to employee benefit plans maintained by the Company for the benefit of its employees, directors and consultants shall be disregarded and not counted for purposes of calculating the limitations imposed by the immediately preceding sentence.

         "Permitted Acquisition" shall mean an acquisition of shares of Common Stock by a Person in a transaction or series of transactions which has been previously approved by a majority of the Board of Directors.

         The Rights (unless sooner redeemed) will first become exercisable on the Distribution Date, at which time the Company will distribute separate Right Certificates representing the Rights to its then current shareholders, and it is expected that the Rights could then begin trading separately from the Common Stock. The Rights will expire on December 12, 2013 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company.

ANTI-TAKEOVER PROVISIONS

         Following the Stock Acquisition Date, the Rights would give holders (other than the Acquiring Person, its affiliates and transferees) the right to purchase from the Company, for the Purchase Price, that number of one one-thousandth (1/1000th) of a share of Preferred Stock (or, in certain circumstances, Common Stock, cash, property or other securities of the Company) having a market value of twice the Purchase Price of the Right. Notwithstanding any of the foregoing, following the Stock Acquisition Date, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void.

         Further, in a merger, consolidation or sale or transfer of 50% or more of the consolidated assets or earning power of the Company, each Right will be converted into the right to purchase, for the Purchase Price, that number of shares of common stock of the surviving entity or (in certain circumstances) its parent corporation, which at the time of such transaction will have a market value of twice the Purchase Price of the Right.

         Following the Distribution Date, exercisable Rights may be exercised, at the option of the holder thereof, without the payment of the Purchase Price in cash. In any such case, the number of securities which such person would otherwise be entitled to receive upon the exercise of such Rights will be reduced by the amount of the Purchase Price.

         Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each one one-thousandth (1/1000th) of a share of Preferred Stock will be entitled to participating dividends per one one-thousandth (1/1000th) of a share equal to dividends which may from time to time be declared on a share of Common Stock. In the event of liquidation, the Preferred Stock holders will be entitled to a preferential liquidation payment. These rights are protected by customary anti-dilution provisions.

REDEMPTION OF RIGHTS

         At any time prior to that date which is ten days following the Stock Acquisition Date, the Board may redeem the outstanding Rights at a price of $.001 per Right, and may amend the Rights Agreement in any and all respects and particulars. If during said ten-day period the Acquiring Person reduces his beneficial ownership to less than 15%, the Rights will again be redeemable. Subsequent to ten days following the Stock Acquisition Date, the Rights are not redeemable and the Board may amend the Rights Agreement only to eliminate ambiguities or to provide additional benefits to the holders of the Rights (other than any Acquiring Person).

VOTING OR DIVIDEND RIGHTS

         Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

AMENDMENT

         Any of the provisions of the Rights Agreement may be amended by the Board prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights or to shorten or lengthen any time period under the Rights Agreement; PROVIDED, HOWEVER, that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.

EFFECT OF RIGHTS

         The Rights have certain anti-takeover effects. The Rights may cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Board. The Rights should not interfere with any merger or other business combination approved by the Board prior to the time that holders of the Rights become entitled to exercise their Rights for Common Stock (or common stock of the surviving entity in a merger with the Company), since until that time the Rights may be redeemed by the Board at $0.001 per Right.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial Statements of business acquired.

                  None.

         (b)      Pro forma Financial Information.

                  None.

         (c)      Exhibits.

                  The following exhibits are filed herewith:

                  EXHIBIT
                  NUMBER                     DESCRIPTION
                  -------  -----------------------------------------------------
                  4.4 Rights Agreement dated as of November 21, 2003, by and between the Company and Computershare Trust Company, as Rights Agent, including the Certificate of Determination of Preferences, Rights and Limitations of Series B Preferred Stock, the Form of Rights Certificate, and the Summary of Rights to Purchase Preferred Stock, attached thereto as Exhibits A, B and C, respectively.

                  99.1     Press  Release  issued by the Company on November 21,
                           2003.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            TARRANT APPAREL GROUP



Date:    November 21, 2003                  By: /s/ Patrick Chow
                                               ---------------------------------
                                               Patrick Chow
                                               Chief Financial Officer

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                                 DESCRIPTION
-------      -------------------------------------------------------------------
4.4          Rights  Agreement dated as of November 21, 2003, by and between the
             Company and Computershare Trust Company, as Rights Agent, including
             the  Certificate  of  Determination  of  Preferences,   Rights  and
             Limitations  of  Series  B  Preferred  Stock,  the  Form of  Rights
             Certificate, and the Summary of Rights to Purchase Preferred Stock, attached thereto as Exhibits A, B and C, respectively.

99.1         Press Release issued by the Company on November 21, 2003.